Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-86777, 333-118046, 333-171226, and 333-198783) on Form S-8 of our report dated March 5, 2021, with respect to the consolidated financial statements of Safeguard Scientifics, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

March 11, 2022